SHAREHOLDER MEETING  Unaudited


On August 5, 2002, a special shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:
--------------------------------------------------------------------------------
PROPOSAL NO.1
1. The eleven persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:

NOMINEE                    FOR                  WITHHELD          TOTAL
--------------------------------------------------------------------------------
Leon Levy                  45,398,821.061       2,170,190.501     47,569,011.562
Donald W. Spiro            45,440,395.160       2,128,616.402     47,569,011.562
John V.Murphy              45,586,338.062       1,982,673.500     47,569,011.562
Robert G. Galli            45,550,133.284       2,018,878.278     47,569,011.562
Phillip A. Griffiths       45,627,658.786       1,941,352.776     47,569,011.562
Benjamin Lipstein          45,484,365.011       2,084,646.551     47,569,011.562
Elizabeth B.Moynihan       45,585,029.373       1,983,982.189     47,569,011.562
Kenneth A. Randall         45,561,062.115       2,007,949.447     47,569,011.562
Edward V. Regan            45,611,262.138       1,957,749.424     47,569,011.562
Russell S. Reynolds, Jr.   45,583,306.743       1,985,704.819     47,569,011.562
Clayton K.Yeutter          45,591,009.587       1,978,001.975     47,569,011.562

--------------------------------------------------------------------------------
PROPOSAL NO. 2
                                                        BROKER
        FOR             AGAINST         ABSTAIN         NON-VOTES       TOTAL
2A. Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
        33,355,280.467  6,260,822.487   3,037,982.608   4,914,926.000   47,569,011.562

2B. Amend the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
        32,625,997.271  7,181,680.664   2,846,407.627   4,914,926.000   47,569,011.562

2C. Amend the Fund's fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
        33,291,558.813  6,002,847.957   3,359,678.792   4,914,926.000   47,569,011.562

2D.Amend the Fund's fundamental investment policy with respect to investing in other investment companies:
        35,096,950.753  4,589,722.235   2,967,412.574   4,914,926.000   47,569,011.562

2E. Amend the Fund's fundamental investment policy with respect to lending:
        34,705,441.025  4,900,921.578   3,047,722.959   4,914,926.000   47,569,011.562

2F. Amend the Fund's fundamental investment policy with respect to industry concentration:
        34,971,150.666  4,451,192.467   3,231,742.429   4,914,926.000   47,569,011.562

2G. Amend the Fund's fundamental investment policy with respect to investing in real estate or in interests in real estate:
        36,938,314.055  2,905,905.045   2,809,866.462   4,914,926.000   47,569,011.562

2H.Amend the Fund's fundamental investment policy with respect to borrowing:
        33,121,684.625  6,322,793.504   3,209,607.433   4,914,926.000   47,569,011.562
--------------------------------------------------------------------------------
PROPOSAL NO. 3
Approval of authorizing the Fund's Trustees to adopt an Amended and Restated
Declaration of Trust:
3A. Future amendments of the Declaration of Trust:
        34,869,208.787  4,126,498.361   3,658,378.414   4,914,926.000   47,569,011.562

3B. Reorganization of the Trust or its series or class:
        35,014,398.643  3,957,343.303   3,682,343.616   4,914,926.000   47,569,011.562

3C. Involuntary redemptions:
        34,028,386.389  4,714,596.596   3,911,102.577   4,914,926.000   47,569,011.562

3D. Other changes under the new Declaration of Trust:
        34,400,944.491  4,235,333.722   4,017,807.349   4,914,926.000   47,569,011.562
--------------------------------------------------------------------------------
PROPOSAL NO. 4
Approval of an Amended and Restated Class B 12b-1 Distribution and Service Plan
and Agreement (Class B shareholders only):
         6,573,032.445    602,643.500     881,718.193   1,726,743.000    9,784,137.138